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                                                                  Exhibit J.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of our report dated February 5, 1999 on our audit of the financial statements and financial highlights of Market Street Fund, Inc. in the Statement of Additional Information with respect to Post-Effective Amendment No. 22 to the Registration Statement (No. 2-98755) on Form N-1A under the Securities Act of 1933 of Market Street Fund, Inc. We also consent to the references to our Firm under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
------------------------------
    PricewaterhouseCoopers LLP


August 2, 1999
2400 Eleven Penn Center
Philadelphia, Pennsylvania